Exhibit 99.1

FOR IMMEDIATE RELEASE

Sequenom Contacts:
Marcy Graham	Jakob Jakobsen
Senior Director, Investor Relations & Corp Comm	Media Contact
Sequenom, Inc.	Chandler Chicco Agency
858-202-9028	310-309-1003
mgraham@sequenom.com	jjakobsen@chandlerchiccocompanies.com

SEQUENOM PROVIDES UPDATE ON AGREEMENT WITH

COVENTRY HEALTH CARE

SAN DIEGO, Calif. – May 17, 2012—Sequenom Inc., (NASDAQ: SQNM) through its wholly owned subsidiary Sequenom Center for Molecular Medicine, LLC, (Sequenom CMM) entered into the recently announced provider network participation agreement with Coventry Health Care National Network, Inc. on May 4, 2012. The agreement includes an effective date of July 1, 2012 for Sequenom CMM’s participation in provider networks offered and sold by Coventry.

On May 14, 2012, Sequenom CMM received a written notice from Coventry Health Care, Inc. on behalf of itself and its affiliates, including Coventry Health Care National Network, Inc., terminating the agreement without cause as provided for in the agreement, effective August 31, 2012. Coventry advised Sequenom CMM that this decision was not a judgment on Sequenom, Inc., Sequenom CMM or its products.

The agreement was intended to provide members in the network with coverage for Sequenom CMM’s MaterniT21 PLUS laboratory-developed test (LDT) and other LDTs. These LDTs are available solely through Sequenom CMM as a testing service to physicians. To learn more, please visit Sequenomcmm.com.

About Sequenom

Sequenom, Inc. (NASDAQ: SQNM) is a life sciences company committed to improving healthcare through revolutionary genetic analysis solutions. Sequenom develops innovative technology, products and diagnostic tests that target and serve discovery and clinical research, and molecular diagnostics markets. The company was founded in 1994 and is headquartered in San Diego, California. Sequenom maintains a Web site at http://www.sequenom.com to which Sequenom regularly posts copies of its press releases as well as additional information about Sequenom. Interested persons can subscribe on the Sequenom Web site to email alerts or RSS feeds that are sent automatically when Sequenom issues press releases, files its reports with the Securities and Exchange Commission or posts certain other information to the Web site.

Sequenom CMM, LLC

Sequenom Center for Molecular Medicine® (Sequenom CMM), a CAP accredited and CLIA-certified molecular diagnostics laboratory, is developing a broad range of laboratory-developed tests with a focus on prenatal and ophthalmic diseases and conditions. These laboratory-developed tests provide beneficial patient management options for obstetricians, geneticists, maternal fetal medicine specialists, ophthalmologists and retinal specialists. Sequenom CMM is changing the landscape in genetic disorder diagnostics using proprietary cutting edge technologies.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding the Company’s commitment to improving healthcare through revolutionary genetic analysis solutions, and Sequenom CMM changing the landscape in genetic disorder diagnostics, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with market demand for and acceptance and use by customers of new products such as the MaterniT21 PLUS LDT, reliance upon the collaborative efforts of other parties, the Company’s financial position, its ability to position itself for product launches and growth and develop and commercialize new technologies and products, particularly new technologies such as noninvasive prenatal diagnostics, laboratory developed tests, and genetic analysis platforms, the Company’s ability to manage its existing cash resources or raise additional cash resources, competition, intellectual property protection and intellectual property rights of others, government regulation particularly with respect to diagnostic products and laboratory developed tests, obtaining or maintaining regulatory approvals, litigation involving the Company, and other risks detailed from time to time in the Company’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the year ended December 31, 2011, and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

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